EXHIBIT 32.2

                                  CERTIFICATION
                       PURSUANT TO 18 U.S.C. SECTION 1350
      AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Access Integrated Technologies, Inc. (the "Company") on Form 10-QSB for the period ended September 30, 2003 as filed with the Securities and Exchange Commission (the "Report"), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company


Date:  December 23, 2003       /s/ Brian D. Pflug
                               -------------------------------------------
                               Brian D. Pflug
                               Senior Vice President Accounting & Finance
                               (Principal Financial Officer)

A signed original of this written statement required by Section 906,or other document authentications, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Access Integrated Technologies, Inc. and will be retained by Access Integrated Technologies, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.